EXHIBIT 99.1

Jos. A. Bank Urges Shareholders to Take no Action With Respect to Men's Wearhouse Tender Offer or Director Nominees

HAMPSTEAD, Md., Jan. 6, 2014 (GLOBE NEWSWIRE) -- The Board of Directors of Jos. A. Bank Clothiers, Inc. (Nasdaq:JOSB) (the "Company") today confirmed that The Men's Wearhouse, Inc. (NYSE:MW) has commenced an unsolicited tender offer to acquire all outstanding common shares of the Company at a price of $57.50 per share.

The Board said that, consistent with its fiduciary duties, it will carefully review all aspects of the Men's Wearhouse offer in consultation with its financial and legal advisors and make a recommendation to shareholders, which will be outlined in a Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on or before January 17, 2014.

The Company's stockholders are advised to take no action on the tender offer until the Company's Board of Directors has announced its recommendation to stockholders.

The date for the Company's 2014 annual meeting of shareholders has not yet been announced and shareholders are not required to take any action at this time with respect to the Men's Wearhouse nominees or otherwise. Additional information regarding the 2014 Annual Meeting will be provided at the appropriate time.

Goldman, Sachs & Co. and Financo, LLC are serving as financial advisors to the Company, Skadden, Arps, Slate, Meagher & Flom LLP and Guilfoil Petzall & Shoemake, L.L.C. are serving as legal advisors and Innisfree M&A Incorporated is serving as proxy solicitor.

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About Jos. A. Bank

Jos. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 628 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the NASDAQ under the symbol "JOSB."

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements that are based on currently available information and current expectations, estimates and projections about Jos. A. Bank Clothiers, Inc.'s business. The forward looking statements include assumptions about our operations, such as cost controls, market conditions, liquidity and financial condition. Risks and uncertainties that may affect our business or future financial results include, among others, risks associated with domestic and international economic activity, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton) and other production inputs (such as labor costs), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A, "Risk Factors," in Jos. A. Bank's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended May 4, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended August 3, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended November 2, 2013, and other reports filed by Jos. A. Bank with the Securities and Exchange Commission (SEC). Please read the "Risk Factors" and other cautionary statements contained in these filings. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company may file a solicitation/recommendation statement on Schedule 14D−9 with the U.S. Securities and Exchange Commission ("SEC"). Any solicitation/recommendation statement filed by the Company that is required to be mailed to stockholders will be mailed to stockholders of the Company. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at http://www.sec.gov. In addition, the Company may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of the Company together with a WHITE proxy card. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at http://www.sec.gov. In addition, this document and other materials related to Men's Wearhouse's unsolicited proposal may be obtained from the Company free of charge by directing a request to the Company's Investor Relations Department, Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead MD 21074, 410.239.5715.

CONTACT: For Jos. A. Bank - Media:
         Thomas Davies/Molly Morse
         Kekst and Company
         212-521-4873/212-521-4826
         thomas-davies@kekst.com
         molly-morse@kekst.com

         For Jos. A. Bank - Investment Community:
         David E. Ullman
         EVP/CFO
         410-239-5715